Exhibit 99.1

FOR IMMEDIATE RELEASE

Editorial Contact:	Investor Contact:
Debbie Clima	Mary Camarata
Adaptec, Inc.	Adaptec, Inc.
408-957-1762	408-957-1630
debbie_clima@adaptec.com	mary_camarata@adaptec.com

ADAPTEC REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2007

•   Q1 Net Revenue from Continuing Operations: $69.1 million

MILPITAS, Calif. — August 1, 2006 — Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today reported financial results for the first quarter of its fiscal year 2007, which ended on June 30, 2006. The Snap Server systems business, which had previously been classified as a discontinued operation, has been re-classified as part of Adaptec’s continuing operations and is reflected as such in these results. For purposes of comparison, results from prior periods also reflect this reclassification.

Net revenue for the Company’s continuing operations for the first quarter of fiscal 2007 was $69.1 million, compared with $83.8 million for the first quarter of 2006.

The loss from continuing operations, computed on a generally accepted accounting principles (GAAP) basis, for the first quarter of fiscal 2007 was ($25.6) million or ($0.22) per share, compared with ($14.1) million or ($0.13) per share for the first quarter of fiscal 2006.

The non-GAAP loss from continuing operations for the first quarter of fiscal 2007 was ($3.5) million or ($0.03) per share, compared with a non-GAAP loss from continuing operations of ($10.1) million or ($0.09) per share for the first quarter of fiscal 2006.

The GAAP net loss for the first quarter of fiscal 2007 was ($24.1) million or ($0.21) per share, compared with a net loss of ($36.0) million or ($0.32) per share for the first quarter of fiscal 2006. The non-GAAP net loss for the first quarter of fiscal 2007 was $(3.2) million or ($0.03) per share compared with a non-GAAP net loss of ($14.3) million or ($0.13) per share for the first quarter of fiscal 2006.

A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.

The Company’s performance was hindered during the first fiscal quarter due to supply issues that resulted from the transition of its manufacturing operations to Sanmina-SCI. During the quarter, Sanmina-SCI was challenged with material shortages that impacted their ability to meet delivery commitments on a consistent basis.

“Although we are disappointed with this quarter’s results, we continue to drive our business toward a model that will create long-term growth and profitability,” said S. “Sundi” Sundaresh, president and CEO of Adaptec. “It appears to us that Sanmina-SCI underestimated the systems and processes required to facilitate a smooth transition. However, Sanmina-SCI has been a responsive partner and has worked with Adaptec to put corrective actions in place. We feel confident that we will be back to previous production levels in August 2006.”

Sundaresh continued, “The good news is that market demand for our products remains strong and we are now through the structural changes that were necessary to focus our business. We have achieved improved execution and fundamentals on all fronts. And now, we are in a strong position to continue to deliver on our core serial technologies and storage solutions as we begin to execute on our growth strategies.”

Conference Call

The Adaptec first quarter fiscal 2007 earnings conference call is scheduled for 1:45 p.m. Pacific Time on August 1, 2006. Individuals may participate via webcast by visiting www.adaptec.com/investor 15 minutes prior to the call. A telephone replay of the teleconference will be available through September 1, 2006 by calling (888) 203-1112 in the U.S. or (719) 457-0820 internationally and referencing reservation number 5405209.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec’s software and hardware-based solutions are delivered through leading Original Equipment Manufacturers (OEMs) and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, medium and small businesses, and consumers worldwide. More information is available at www.adaptec.com

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: the ability for Sanmina-SCI to consistently meet delivery commitments; identifying and retaining key management; market demand for RAID products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Annual Report on Form 10-K for the Fiscal Year ended March 30, 2006, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward looking information that is included in this release.

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Three-Month Period Ended
	June 30, 2006			June 30, 2005
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$69,071	$—	$69,071	$83,813	$—		$83,813
Cost of revenues	46,801	(188)(a)	46,613	59,725	(181)(b)		59,544
Gross profit	22,270	188	22,458	24,088	181		24,269
Operating expenses:
Research and development	17,294	(1,635)(c)	15,659	18,380	(434)(b)		17,946
Selling, marketing and administrative	15,394	(1,332)(c)	14,062	18,461	(945)(b)		17,516
Amortization of acquisition-related
intangible assets	1,586	(1,586)(d)		3,056	(3,056)(d)		—
Restructuring charges	3,011	(3,011)(e)		40	(40)(e)		—
Goodwill impairment		—		—	—		—
Other charges	13,942	(13,942)(f)		—	—		—
Total operating expenses	51,227	(21,506)	29,721	39,937	(4,475)		35,462
Loss from continuing operations	(28,957)	21,694	(7,263)	(15,849)	4,656		(11,193)
Interest and other income	5,903	—	5,903	3,608	3,694
Interest expense	(876)	1	(875)	(973)	1		(972)
Income (loss) from continuing operations before income taxes	(23,930)	21,695	(2,235)	(13,214)	4,743		(8,471)
Provision for (benefit from) income taxes	1,714	(405) (h)	1,309	846	822	(h)	1,668
Income (loss) from continuing operations	(25,644)	22,100	(3,544)	(14,060)	3,921		(10,139)
Discontinued operations:
Income (loss) from discontinued
operations, net of taxes	264	66 (i)	330	(21,913)	17,768	(i)	(4,145)
Income from disposal of discontinued operations, net of taxes	1,290	(1,290)(i)	—	—	—		—
Income (loss) from discontinued operations, net of taxes	1,554	(1,224)	330	(21,913)	17,768		(4,145)
Net income (loss)	$(24,090)	$20,876	$(3,214)	$(35,973)	$21,689		$(14,284)

Net income (loss) per common share:
Basic
Continuing operations	$(0.22)		$(0.03)	$(0.13)			$(0.09)
Discontinued operations	$0.01		$0.00	$(0.19)			$(0.04)
Net income (loss)	$(0.21)		$(0.03)	$(0.32)			$(0.13)
Diluted
Continuing operations	$(0.22)		$(0.03)	$(0.13)			$(0.09)
Discontinued operations	$0.01		$0.00	$(0.19)			$(0.04)
Net income (loss)	$(0.21)		$(0.03)	$(0.32)			$(0.13)

Shares used in computing net income (loss) per share:
Basic	115,609	—	115,609	112,445	—		112,445
Diluted	115,609	—	115,609	112,445	—		112,445

The amounts for all periods reflect the reclassification out of discontinuing operations to continuing operations for our Snap Server systems business.

(*) To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. The non-GAAP information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

a) Charge for Fas 123R expense.

(b) Management incentive program of $0.6 million with the Snap Appliance acquisition (acquired in July 2004).

(c) Deferred compensation expense related to assumed stock options associated with the Platys acquisition.These assumed options were negotiated as part of the acquisition and represent compensation over and above the amounts that we provide to these acquired employees. Additional charge related to the Fas 123R entry.

(d) Amortization of acquisition-related intangible assets, primarily core and existing technologies, patents, trade name and supply agreement intangible assets, related to the acquisitions of Platys, Eurologic (acquired in April 2003), ICP vortex (acquired in June 2003), and Elipsan (acquired in February 2004).

(e) Restructuring expense primarily related to adjustments made to restructuring plans in the first quarter of fiscal 2007 to reduce headcount, consolidate facilities, consolidate engineering resources.

(f) Write off of the intangibles for Snap, which included existing and core technology along with trademarks and trade names.

(g) Loss on conversion of subordinated notes.

(h) Incremental income taxes associated with certain non-GAAP adjustments.

(i) Loss (income) from disposal of the IBM i/p Series RAID business and Systems business, impairment of the IBM i/p Series RAID long-lived assets,  impairment of the Systems long-lived assets, write-off of in-process research and development costs associated with the acquisitions of Snap Appliance and the IBM i/p Series RAID business, amortization of acquisition-related intangible assets related to the acquisitions of Platys, Eurologic, ICP vortex, Snap Appliance and the IBM i/p Series RAID business, management incentive program associated with the Snap Appliance acquisition, deferred compensation expense related to assumed stock options associated with the Snap Appliance acquisition, cash hire-on payments associated with the IBM i/p Series RAID business acquisition, and incremental income taxes associated with certain GAAP and non-GAAP adjustments.

Adaptec, Inc.

Summary Balance Sheet and Cash Flow Data

(unaudited)

Balance Sheet Data	As of
	June 30, 2006	March 31, 2006	June 30, 2005
	(in thousands)
Cash, cash equivalents and marketable securities	$555,658	$556,553	$479,936
Accounts receivable, net	45,207	47,876	74,648
Inventories	35,149	28,259	46,451
Goodwill and other intangible assets	16,156	32,524	125,661
Other assets	69,152	72,187	80,233
Assets from discontinued operations	—	—	78,166
Total assets	$721,322	$737,399	$885,095

Current liabilities	143,088	138,605	146,797
Liabilities from discontinued operations	—	—	20,133
Convertible notes and other long-term obligations	228,554	229,349	243,804
Stockholders’ equity	349,680	369,445	474,361
Total liabilities and stockholders’ equity	$721,322	$737,399	$885,095

Cash Flow Data	Three-Month Period Ended
	June 30, 2006	March 31, 2006	June 30, 2005

Net income (loss) from continuing operations	$(25,644)	$(15,827)	$(14,060)
Adjustments to reconcile net income (loss) to net cash
provided by (used for) operations:
Non-cash P&L items:
Loss (gain) on sale of long-lived assets	—	107	—
Impairment of long-lived assets	13,203	10,024	—
Stock-based compensation	2,529	127	274
Loss on repurchase of 3% convertible notes		(22)	86
Depreciation and amortization	5,013	5,113	6,482
Other items	444	(1,804)	133
Changes in assets and liabilities	(159)	(13,245)	(17,761)
Net cash provided by (used for) operating activities of continuing operations	(4,614)	(15,527)	(24,846)
Net cash provided by (used for) operating activities of discontinued operations	1,554	(5)	1,831
Net cash provided by (used for) operating activities	$(3,060)	$(15,532)	$(23,015)

Other significant cash flow activities:
Proceeds from sale of business		35,490
Proceeds from issuance of common stock	1,582		—
Repurchase of 3% convertible notes	—	1,321	(18,645)

The amounts for all periods reflect the reclassification out of discontinuing operations to continuing operations for our Snap Server systems business.